UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

NEW LEAF BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One De Wolf Road, Suite 208, Old Tappan, New Jersey 07675
(Address of principal executive offices)(Zip Code)

(201) 784-2400
(Registrants telephone number, including area code)

9380 E. Bahia Drive, Suite A-201 Scottsdale, Arizona 85260
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On May 20, 2010, we issued a note to Mr. O. Lee Tawes III, Director of our Company, for $300,000, bearing simple interest at 15% per annum for $300,000. The principal is due and payable on July 19, 2010. Accrued interest on the note is payable in cash or in our common stock at a conversion rate of $0.35 per share, subject to adjustment, at our discretion.

We also amended an existing note previously issued to Mr. Tawes on November 30, 2009 with a principal balance of $150,000 and outstanding interest of $9,680 as of May 20, 2010, such that it may be converted into common stock at a conversion rate of $0.35, subject to adjustment. As a result of this amendment, as of May 20, 2010, Mr. Tawes was eligible to convert this note into 456,229 shares of our common stock.

We also amended an existing note previously issued to Mr. Tawes on April 9, 2010 with a principal balance of $50,000 and outstanding interest of $278 as of May 20, 2010, such that it may be converted into common stock at a conversion rate of $0.35, subject to adjustment. As a result of this amendment, as of May 20, 2010, Mr. Tawes was eligible to convert this note into 143,851 shares of our common stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

10.1  Settlement agreement between the Company and O. Lee Tawes, dated November 30, 2009 (included as Exhibit 10.1 to the Form 8-K filed on December 1, 2009 and incorporated herein by reference).

10.2  10% Subordinated note issued by the Company to O. Lee Tawes, dated April 30, 2010 (included as Exhibit 10.21 to the Form 10-Q filed on May 17, 2010 and incorporated herein by reference).

10.3  Subordinated note and conversion agreement dated May 20, 2010 between the Company and O. Lee Tawes, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:May 24, 2009	/s/ Eric Skae
(Signature)
Print Name: Eric Skae
Title: President and Chief Executive Officer